Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 28, 2018, relating to the financial statements and financial highlights which appear in the April 30, 2018 Annual Report to Shareholders of IQ Hedge Multi-Strategy Tracker ETF, IQ Hedge Macro Tracker ETF, IQ Hedge Market Neutral Tracker ETF, IQ Hedge Long/Short Tracker ETF, IQ Hedge Event-Driven Tracker ETF, IQ Global Resources ETF, IQ Merger Arbitrage ETF, IQ Real Return ETF, IQ Global Agribusiness Small Cap ETF, IQ U.S. Real Estate Small Cap ETF, IQ 50 Percent Hedged FTSE International ETF, IQ 50 Percent Hedged FTSE Europe ETF, IQ 50 Percent Hedged FTSE Japan ETF, IQ Leaders GTAA Tracker ETF, IQ Enhanced Core Bond U.S. ETF, IQ Enhanced Core Plus Bond U.S. ETF, IQ S&P High Yield Low Volatility Bond ETF, IQ Chaikin U.S. Small Cap ETF, and IQ Chaikin U.S. Large Cap ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

August 28, 2018